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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We have issued our report dated March 23, 1999, accompanying the consolidated financial statements and schedule included in the Annual Report of Altris Software, Inc. on Form 10-K for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said report in the Registration Statements of Altris Software, Inc. on Forms S-8 (File No. 333-24383, effective April 2, 1997, and File No. 333-83330, effective August 26, 1994).

/s/ GRANT THORNTON LLP

Irvine, California
March 23, 1999